Exhibit (14)(b)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Alcentra Capital Corporation:

We consent to the use in this Registration Statement on Form N-14 of our reports dated March 11, 2019 included herein with respect to the audit of the consolidated financial statements of Alcentra Capital Corporation and Subsidiary and with respect to the senior securities table and to the references to our firm under the headings “Senior Securities of Alcentra Capital” and “Experts”.

/s/KPMG LLP

New York, New York

September 27, 2019